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                                                                   Exhibit 10(n)

                           THE SOMERSET GROUP, INC.

                           1998 Stock Incentive Plan

                             THE SOMERSET GROUP, INC.
                            1998 STOCK INCENTIVE PLAN

                                Table of Contents

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                                                                                               Page
ARTICLE I         GENERAL
         1.1      Purpose...................................................................      1
         1.2      Administration............................................................      1
         1.3      Persons Eligible for Awards...............................................      3
         1.4      Types of Awards Under Plan................................................      3
         1.5      Shares Available for Awards...............................................      3

ARTICLE II        AWARDS UNDER THE PLAN
         2.1      Agreements Evidencing Awards..............................................      5
         2.2      No Rights as a Shareholder................................................      5
         2.3      Grant of Stock Options, Stock Appreciation Rights and Dividend
                  Equivalent Rights.........................................................      5
         2.4      Exercise of Options and Stock Appreciation Rights.........................      7
         2.5      Termination of Continuous Status..........................................      8
         2.6      Grant of Restricted Stock.................................................     10
         2.7      Other Stock-Based Awards..................................................     11
         2.8      Grant of Dividend Equivalent Rights.......................................     11
         2.9      Deferral..................................................................     12

ARTICLE III       MISCELLANEOUS
         3.1      Amendment of the Plan; Modification of Awards.............................     12
         3.2      Tax Withholding...........................................................     12
         3.3      Nonassignability..........................................................     13
         3.4      Requirement of Notification of Election Under Section 83(b) of
                  the Code..................................................................     13
         3.5      Requirement of Notification Upon Disqualifying Disposition Under
                  Section 421(b) of the Code................................................     13
         3.6      Right of Discharge Reserved...............................................     13
         3.7      Nature of Payments........................................................     14
         3.8      Non-Uniform Determinations................................................     14
         3.9      Other Payments or Awards..................................................     14
         3.10     Dissolution, Liquidation, Merger..........................................     14
         3.11     Section 162(m)............................................................     15
         3.12     Successors and Assigns....................................................     16
         3.13     Designation of Beneficiary................................................     16
         3.14     Settlement by Subsidiaries................................................     16
         3.15     Expenses..................................................................     16
         3.16     Sections Headings.........................................................     16
         3.17     Effective Date and Term of Plan...........................................     16
         3.18     Governing Law.............................................................     17

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
ARTICLE IV        DEFINITIONS
         4.1      "Award"...................................................................     17
         4.2      "Board"...................................................................     17
         4.3      "Cause"...................................................................     17
         4.4      "Committee" ..............................................................     17
         4.5      "Consultant"..............................................................     18
         4.6      "Continuous Status".......................................................     18
         4.7      "Disability"..............................................................     18
         4.8      "Fair Market Value".......................................................     18
         4.9      "Incentive Stock Option"..................................................     19
         4.10     "Non-Qualified Stock Option"..............................................     19
         4.11     "Subsidiary"..............................................................     19

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                           THE SOMERSET GROUP, INC.

                           1998 STOCK INCENTIVE PLAN

     The Board of Directors of The Somerset Group, Inc. (the "Company") has established the following Stock Incentive Plan (the "Plan") for employees and directors of the Company and its Subsidiaries. All capitalized terms used in the Plan have the meanings given them in Article IV.

                                   ARTICLE I
                                   ---------
                                    General
                                    -------

1.1  Purpose

     The purpose of The Somerset Group, Inc. 1998 Stock Incentive Plan (the "Plan") is to provide for officers, other employees and directors of, and Consultants to, the Company and its Subsidiaries (collectively, the "Employers") an incentive (a) to enter into and remain in the service of the Employers, (b) to enhance the long-term performance of the Employers, and (c) to acquire a proprietary interest in the Company.

1.2  Administration

     1.2.1 This Plan shall be administered by a Committee consisting of two or more members of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to Awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by another committee of the Board comprised solely of "non-employee directors." To the extent required for compensation realized from Awards under the Plan to be deductible by the Employers pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of Section 162(m).

     1.2.2 Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

           (a) determine the persons to whom Awards are to be granted;

           (b) determine the type of Award to be granted, the number of shares of Common Stock to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions upon shares of Common Stock acquired pursuant to the exercise of any Award;

          (c) provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provisions of the Plan or in any Award, and to amend or modify any Award provided such amendment or modification either is not adverse to or is consented to by the grantee thereof;

          (d) conclusively interpret the provisions of the Plan and any Plan Agreement executed pursuant to Section 2.1;

          (e) prescribe, amend and rescind rules and regulations relating to the Plan (including rules governing its own operations) or make individual decisions as questions arise, or both;

          (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan;

          (g) amend the Plan to reflect changes in applicable law;

          (h) delegate to one or more officers of the Company or a Subsidiary some or all of its authority under the Plan;

          (i) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any opinion or computation received therefrom;

          (j) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

    1.2.3 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

    1.2.4 No member of the Committee shall be liable for any action or determination made in good faith, and the members of such Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's articles of incorporation and bylaws as amended from time to time. In the performance of its responsibilities with respect to the Plan, such Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party such Committee deems necessary, and no member of such Committee shall be liable for any action taken or not taken in reliance upon any such advice.

1.3  Persons Eligible for Awards

     Awards under the Plan may be made to such directors, officers and other employees of the Employers (including prospective employees conditioned on their becoming employees) and to such Consultants to the Employers (collectively, "eligible persons") as the Committee in its discretion shall select.

1.4  Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) Incentive Stock Options (within the meaning of Section 422 of the Code), (b) Non-Qualified Stock Options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, and (f) other stock-based compensation, all as more fully set forth in Article II. No Incentive Stock Option may be granted to a person who is not an employee of an Employer on the date of grant.

1.5  Shares Available for Awards

     1.5.1 The maximum number of shares of Common Stock that may be issued pursuant to this Plan is 145,000, subject to adjustment in accordance with
Section 1.5.3. Shares issued pursuant the Plan may be authorized but unissued shares or reacquired shares, including shares purchased on the open market. If any Award is canceled or forfeited, or terminates for any other reason without all of the shares covered thereby being issued or settled in cash, then the shares as to which the Award is canceled or forfeited or so terminates may again be awarded pursuant to the Plan. Restricted shares issued under this Plan that are repurchased by the Company, pursuant to an exercise of its repurchase rights under the applicable Plan Agreement, for the same price for which they were sold to the grantee, shall be deemed forfeited for purposes of the foregoing and be available for reissuance pursuant to subsequent Awards. If previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of an option granted under this Plan, the number of shares available for future Awards under this Plan shall be reduced only by the net number of shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares that may be issued under this Plan, even though the Award ultimately is satisfied by the payment of consideration other than shares, as, for example, when an option is granted in tandem with a stock appreciation right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares, as, for example, a stock appreciation right that may be satisfied only by the payment of cash. Shares of Common Stock issued in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of an unrelated entity shall not reduce the maximum number of shares available for issuance under this Plan, to the extent such settlement, assumption or substitution is made in connection with an Employer's acquisition of such unrelated entity or an interest in such unrelated entity.

     1.5.2 In no event may any eligible person be granted Awards in any calendar year with respect to more than 25,000 shares of Common Stock, subject to adjustment from time to time in accordance with Section 1.5.3. The number of shares relating to an Award that is granted in a calendar year to an eligible person and that subsequently is forfeited, canceled or otherwise terminated shall continue to count toward such limitation in such calendar year.

     1.5.3 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, the number of shares that may be subject to Awards to any one eligible person, and the price per share of Common Stock covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

     1.5.4 Except as provided in this Section 1.5 and in Section 2.3.7, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to Awards to any individual under the Plan.

                                  ARTICLE II
                                  ----------
                             Awards under the Plan
                             ---------------------

2.1  Agreements Evidencing Awards

     Each Award granted under the Plan (except an Award of unrestricted stock) shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  No Rights as a Shareholder

     No grantee of an option or stock appreciation right (or other person having the right to exercise such Award) shall have any of the rights of a shareholder of the

Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

     2.3.1 The Committee may grant Incentive Stock Options and Non-Qualified Stock Options (collectively, "options") to purchase shares of Common Stock from the Company, to such eligible persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. The grantee and the Company shall enter into separate Plan Agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the grantee and the Company may agree to modify a Plan Agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

     2.3.2 The Committee may grant stock appreciation rights to such eligible persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a Non-Qualified Stock Option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an Incentive Stock Option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Except as otherwise provided in the applicable Plan Agreement, payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the exercise price of any option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted.

     2.3.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than 10 years after the date of grant.

     2.3.6 If the aggregate Fair Market Value (determined as of the time the options are granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Employers are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, the options creating such excess (in reverse chronological order, starting with the options having the latest date of grant) shall be treated as Non-Qualified Stock Options.

     2.3.7 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her Employer or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (a) at the time such Incentive Stock Option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date it is granted.

     2.3.8 The Committee, in its sole discretion, may include a provision in the Plan Agreement for any Non-Qualified Stock Option that provides for a cash payment, by the Company or employing Subsidiary to the grantee, as soon as practicable after the exercise thereof, of an amount equal to all or a portion of the tax benefit to be received by the Company or its Subsidiaries attributable to the federal income tax deduction resulting from the exercise of such Non-Qualified Stock Option.

2.4  Exercise of Options and Stock Appreciation Rights

     2.4.1 Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     2.4.2 An Award of options or stock appreciation rights or both may be exercised by the grantee at such time or times within the applicable exercise period as the grantee chooses, except that no such Award may be exercised in more than two installments or otherwise than for whole shares. After an Award has been exercised twice as to less than all of the options and stock appreciation rights included therein, the Award shall terminate as to the remainder of such options and rights, and such remaining options and rights no longer shall be exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

     2.4.3 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least one year prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.2 (relating to certain tax withholding requirements), deliver to the grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  Termination of Continuous Status

     2.5.1 Upon termination of the grantee's Continuous Status other than for Cause, and other than by reason of the grantee's death or Disability, the grantee of an option or stock appreciation right may exercise the same within such period of time as is specified in the applicable Plan Agreement to the extent that he or she is entitled to exercise it on the date of such termination (but in no event later than the expiration of the term of such option or stock appreciation right as set forth in such Plan Agreement). In the absence of a specified time in the Plan Agreement, such option or stock appreciation right shall remain exercisable for three months following such termination. If, on the date of termination, the grantee is not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall revert to the Plan. If, after termination, the grantee does not exercise such option or stock appreciation right within the applicable time period or such longer period as the Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan. Notwithstanding the above, in the event the Company is involved in a merger as a result of which grantees are precluded from selling shares of the acquiring or successor company until the publication of financial results covering post-merger combined operations ("Pooling Restrictions"), options held by grantees subject to such Pooling Restrictions shall remain exercisable until five business days after the expiration of such Pooling Restrictions (but not beyond the original term of the option), notwithstanding an earlier termination of such grantee's Continuous Status.

         2.5.2 Notwithstanding the above, in the event of a grantee's change in status from one relationship with the Employers to another, the grantee's Continuous Status shall not automatically terminate solely as a result of such change in status. In the event a grantee ceases to be an employee but retains Continuous Status, an Incentive Stock Option held by that grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option three months and one day following such termination of employment.

         2.5.3 Upon termination of a grantee's Continuous Status as a result of the grantee's Disability, the grantee of an option or stock appreciation right may exercise the same at any time within twelve months from the date of termination (or within such longer or shorter period of time as the applicable Plan Agreement may specify or such longer period of time as the Committee may allow), but only to the extent that the grantee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the option or stock appreciation right as set forth in the applicable Plan Agreement). If, on the date of termination, the grantee is not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall revert to the Plan. If, after termination, the grantee does not exercise such option or stock appreciation right within the applicable time period or such longer period as the Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan.

         2.5.4 In the event of the grantee's death, an option or stock appreciation right may be exercised at any time within twelve months following the date of death (or within such longer or shorter period of time as the applicable Plan Agreement may specify or such longer period of time as the Committee may allow), but only to the extent that the grantee was entitled to exercise the same on the date of his or her death, and in no event later than the expiration of the term of the option or stock appreciation right as set forth in the applicable Plan Agreement. If, at the time of death, the grantee was not entitled to exercise such option or stock appreciation right in full, the shares subject to the unexercisable portion thereof shall immediately revert to the Plan. If, after death, such option or stock appreciation right is not exercised within the applicable time period or such longer period as the Committee may allow, such option or stock appreciation right shall terminate, and the shares covered thereby shall revert to the Plan. If the grantee's estate or a person who acquired the right to exercise the option by bequest or inheritance does not exercise the option with the time specified herein, the option shall terminate, and the Shares covered by such option shall revert to the Plan.

         2.5.5 Any exercise of an option or stock appreciation right following the grantee's death shall be made only by the grantee's beneficiary, or by the legatee thereof under the grantee's last will if no validly designated beneficiary survives the grantee and such will specifically disposes of such Award, or by the grantee's personal representative if no validly designated beneficiary and no such specific legatee survives the grantee. If a grantee's beneficiary, specific legatee or personal representative shall be entitled to exercise any option or stock appreciation right pursuant to the preceding sentence, such beneficiary, specific legatee or personal representative shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee.

         2.5.6 Anything herein to the contrary notwithstanding, no option or stock appreciation right may be exercised after the grantee's Continuous Status is terminated or deemed to have been terminated for Cause as provided in Section 4.3.

2.6      Grant of Restricted Stock

         2.6.1 The Committee may grant restricted shares of Common Stock to such eligible persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Awards of restricted stock may be made independently of or in connection with any other Award under the Plan. In addition, such Awards may be made in combination with awards under other incentive plans of the Company, and any performance goals and standards adopted for purposes of such other plans may be incorporated and applied for purposes of the Award as conditions which must satisfied in order for the shares covered by the Award to become nonforfeitable and transferable. The grantee of a restricted stock Award shall have no rights with respect to such Award unless such grantee (i) accepts the Award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and (ii) makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) of the purchase price, if any, for the shares covered by the Award in such amount as the Committee may determine.

         2.6.2 Promptly after a grantee accepts a restricted stock Award, the Company shall issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

         2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

         2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided in this Plan or the applicable Plan Agreement. The Committee shall specify in the applicable Plan Agreement the date or dates and the conditions (which may depend upon or be related to the attainment of performance goals, maintaining Continuous Status and other conditions) on which the foregoing transfer restrictions shall lapse and the restricted stock shall vest. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

         2.6.5 Except as otherwise specified in the applicable Plan Agreement, shares covered by an Award of restricted stock shall be forfeited if and when, during the restricted period as to such shares, and prior to the vesting of such shares, the grantee's Continuous Status terminates or any condition to which the vesting of such shares is subject can no longer be satisfied. It is contemplated that a Plan Agreement may provide for the grantee to vest as to a pro rata portion of an Award of restricted stock if the termination of his or her Continuous Status is due to death, Disability or retirement after age 62 and completing five years of service. In all events, however, shares covered by an Award of restricted stock shall be forfeited if, during the restricted period as to such shares, the grantee's Continuous Status is terminated for Cause.

         2.6.6 If and when shares covered by an Award of restricted stock are forfeited, the grantee shall be deemed to have resold such shares to the Company at the lesser of the purchase price paid by the grantee (such purchase price shall be deemed to be zero dollars if no purchase price was paid) or the Fair Market Value of such shares on the date of such forfeiture. The Company shall pay such amount to the grantee as soon as is administratively practical. Such shares shall cease to be outstanding, and shall no longer confer on the grantee any rights as a stockholder of the Company, from and after the date of such forfeiture.

         2.6.7 Except as otherwise provided in the applicable Plan Agreement or an agreement entered into pursuant to Section 2.9, at the end of the period during which shares covered by an Award of restricted stock are subject to forfeiture or restrictions on transfer, any of such shares that have not been forfeited shall become nonforfeitable and fully transferable.

2.7      Other Stock-Based Awards

         The Board may authorize other types of stock-based Awards (including the grant of unrestricted shares), which the Committee may grant to such eligible persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock to grantees, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.8      Grant of Dividend Equivalent Rights

         The Committee may in its discretion include in the Plan Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid on the shares of Common Stock covered by such Award, during the time such Award is outstanding and unexercised, if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.9      Deferral

         If permitted by the Committee, a grantee may elect to enter into a written agreement with his or her Employer providing for the deferral of any form of payment hereunder (whether in the form of cash or Common Stock), subject to such terms and conditions as the Committee may deem appropriate.

                                  ARTICLE III
                                  -----------
                                 Miscellaneous
                                 -------------

3.1 Amendment of the Plan; Modification of Awards

         3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the Award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any grantee.

         3.1.2 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or other applicable law or regulation.

         3.1.3 The Committee may amend any outstanding Plan Agreement (including, without limitation, an amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised) or may waive or amend any goals, restrictions or conditions set forth in the Plan Agreement. However, any such amendment (other than an amendment pursuant to Section 3.10, relating to dissolution, liquidation or merger of the Company) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the Award).

3.2      Tax Withholding

         3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Employers relating to an Award (including, without limitation, FICA tax), the Employers shall be entitled to require that the grantee remit to the Employers an amount sufficient in the opinion of the Employers to satisfy such withholding obligation.

         3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under Section 3.2.1 by electing to have the Employers withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3      Nonassignability

         Except to the extent otherwise provided in the applicable Plan Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.4      Requirement of Notification of Election Under Section 83(b) of the Code

         If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5      Requirement of Notification Upon Disqualifying Disposition Under
Section 421(b) of the Code

         If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.6      Right of Discharge Reserved

         Nothing in the Plan shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or such Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time, with or without cause, in accordance with applicable laws and any applicable employment agreement.

3.7      Nature of Payments

         3.7.1 Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Employers by the grantee.

         3.7.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Employers or under any agreement between an Employer and the grantee, unless such plan or agreement specifically provides otherwise.

3.8      Non-Uniform Determinations

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 4.6.

3.9      Other Payments or Awards

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Employers from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10     Dissolution, Liquidation, Merger

         3.10.1 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee, in the exercise of its sole discretion in such instances, may accelerate the date on which any Award becomes exercisable or fully vested or may declare that any Award shall terminate as of a specified date.

         3.10.2 In the event of a merger or consolidation ("Merger") of the Company with or into any other corporation or entity ("Corporation"), outstanding Awards shall be assumed or an equivalent option or right shall be substituted by such successor Corporation or a parent or subsidiary of such successor Corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an Award becomes exercisable or fully vested. In the absence of an assumption or substitution, Awards shall, to the extent not exercised, terminate as of the date of the closing of the Merger. For the purposes of this Section 3.10.2, an Award shall be considered assumed if, for every share of Common Stock subject thereto immediately prior to the Merger, the grantee has the right, following the Merger, to acquire the consideration received in the Merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger was not solely common stock of the successor Corporation or its parent, the Committee may, with the consent of the successor Corporation and the grantee, provide for the consideration to be acquired pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the successor Corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger. For purposes hereof, the term "Merger" shall include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

         3.10.3 Nothing contained in the Plan shall be construed to give a grantee the right to enjoin the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on Awards made under the Plan. Any right of a grantee, beneficiary or other person respecting such a corporate action shall be limited to a claim for actual damages and attorneys fees.

3.11     Section 162(m)

         If this Plan is subject to Section 162(m) of the Internal Revenue Code, it is intended that the Plan meet all of the requirements of such section so that options and stock appreciation rights granted hereunder and, if determined by the Committee, restricted stock granted hereunder shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not permit the Plan to comply with such section, such provision shall be construed or deemed amended to conform to the requirements of such section; provided that no such construction or amendment shall have an adverse impact on the economic value to the grantee of any Award previously granted hereunder.

3.12     Successors and Assigns

         Awards under the Plan shall be binding upon and inure to the benefit of the successors and assigns of the Company and its Subsidiaries. In the event of a sale of substantially all of the assets of the Company or a Subsidiary, or a merger, consolidation or share exchange involving the Company, all obligations of the Company or such Subsidiary under the Plan with respect to Awards granted hereunder shall be binding on the successor to the transaction. Employment of a grantee with such successor shall be considered employment with the Company or such Subsidiary for purposes of the Plan.

3.13     Designation of Beneficiary

         A grantee may designate a beneficiary or beneficiaries to receive any payments which may be made following the grantee's death. Such designation may be changed or canceled at any time without the consent of such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If a grantee does not designate a beneficiary, or if the designated beneficiary or beneficiaries predecease the grantee, any payments which may be made following the grantee's death shall be made to the grantee's estate.

3.14     Settlement by Subsidiaries

         Settlement of Awards held by employees of a Subsidiary shall be made by and at the expense of the Subsidiary.

3.15     Expenses

         The costs and expenses of administering the Plan shall be borne by the Company.

3.16     Section Headings

         The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.17     Effective Date and Term of Plan

         3.17.1 The Plan was adopted by the Board on February 18, 1998, subject to approval by the Company's shareholders. The Plan shall become effective on the day following its approval by the stockholders (the "Effective Date").

         3.17.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of Incentive Stock Options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no Incentive Stock Option Awards shall thereafter be made under the Plan. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.18     Governing Law

         All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Indiana, without giving effect to principles of conflict of laws.

                                  ARTICLE IV
                                  ----------
                                  Definitions
                                  -----------

         4.1 "Award" means a grant made under this Plan of Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights, dividend equivalent rights, restricted stock, or other stock-based compensation.

         4.2 "Board" means the Board of Directors of the Company.

         4.3 "Cause," when used in connection with termination of a grantee's employment or Continuous Status, shall have the meaning set forth in any then-effective employment agreement between the grantee and his or her Employer. In the absence of such an employment agreement provision, "Cause" means: (a) conviction of any crime (whether or not involving an Employer) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, an Employer to public ridicule or embarrassment; (d) material violation of his or her Employer's policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for his or her Employer or willful or repeated failure or refusal to perform such duties. The Committee shall have the right to determine whether the termination of a grantee's employment or Continuous Status is a dismissal for Cause and the date of termination in such a case, which date the Committee may deem to be the date of the action that is Cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

         4.4 "Committee" means the Stock Administration Committee of the Board, or its successor, the Compensation Committee.

         4.5 "Consultant" means any person, including an advisor, who is engaged by an Employer to render services on a regular or periodic basis and who is compensated for such services.

         4.6 "Continuous Status" means that the Grantee's relationship with the Employers as a director, officer, employee or Consultant, is not interrupted or terminated. Continuous Status shall not be considered interrupted in the case of transfers between locations of an Employer, or between Employers, or from an Employer to any successor.

The Committee in its discretion may determine (a) whether any leave of absence constitutes a termination of Continuous Status for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Consultant's association with the Employers constitutes a termination of Continuous Status for purposes of the Plan. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence is not so guaranteed, then on the 181st day of such leave any Incentive Stock Option held by the grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

         4.7 "Disability" means, with respect to any termination of Continuous Status, any physical or mental impairment of a grantee which (i) prevents the grantee from doing any substantial gainful activity for which he or she is fitted by education, training or experience, and (ii) is expected to last at least 12 months from the date of such termination of Continuous Service or to result in death within such period of 12 months.

         4.8 "Fair Market Value" means, with reference to a share of Common Stock and a given day, the per share value of Common Stock on such day, determined as follows:

             (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price of Common Stock on such day or, if no reported sale takes place on such day, the average of the high bid and low asked price of Common Stock as reported on such Market for such day ("average price") or, if no such average price can be determined for such day, the most recent reported sale price of Common Stock within the preceding ten business days, or if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day;

             (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on such day (the "average price"), or, if no such average price can be determined for such day, the most recent reported sale price within the preceding ten business days, or, if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day; or,

             (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.

         4.9 "Incentive Stock Option" means an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an Incentive Stock Option shall under no circumstances be considered an Incentive Stock Option.

         4.10 "Non-Qualified Stock Option" means any option that is not an Incentive Stock Option.

         4.11 "Subsidiary" means any corporation, partnership or other entity in which the Company, directly or indirectly, owns a fifty percent (50%) or greater interest.